SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                            MACROVISION CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:


________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:


________________________________________________________________________________
5)   Total fee paid:

     [_]  Fee paid previously with preliminary materials:


________________________________________________________________________________

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                    NOTICE OF

                               1999 ANNUAL MEETING

                                 OF STOCKHOLDERS

                               AND PROXY STATEMENT



                                     [LOGO]

                                     [LOGO]

                             MACROVISION CORPORATION
                               1341 Orleans Drive
                               Sunnyvale, CA 94089



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Macrovision Corporation, a Delaware corporation, will be held at The Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California at 10:00 a.m. on Tuesday, May 18, 1999, for the following purposes:

     Proposal 1. To elect six directors for terms expiring at the 2000 Annual Meeting;

     Proposal 2. To ratify the selection of KPMG LLP as independent auditors for 1999 and to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     The record date for the determination of stockholders entitled to notice of and to vote at the meeting is March 22, 1999.

     We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.



                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ John O. Ryan

                                         John O. Ryan, Secretary


Dated:April 12, 1999



--------------------------------------------------------------------------------

Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided for your convenience. You may revoke this proxy at any time prior to the annual meeting and, if you attend the annual meeting, you may vote your shares in person.

--------------------------------------------------------------------------------

                             MACROVISION CORPORATION
                               1341 Orleans Drive
                               Sunnyvale, CA 94089


                                 PROXY STATEMENT

                                 --------------

                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Macrovision Corporation for use at the annual meeting of stockholders to be held on May 18, 1999, or at any adjournments or postponements of the meeting, for the purposes set forth in this proxy statement and the notice of the meeting. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 12, 1999. Macrovision's Annual Report for 1998 is enclosed with this proxy statement.

     At the close of business on March 22, 1999, the record date for determining those stockholders entitled to vote at the annual meeting, there were 8,925,229 shares of common stock entitled to vote. Each share has one vote.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum. Directors will be elected by a plurality of the votes of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. The other proposal requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote. Abstentions and "broker non-votes" are counted as shares represented at the meeting in determining whether a quorum is present, but do not count as votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners of persons entitled to vote and the broker or nominee does not have discretionary voting power.

     The persons named as proxies will vote all signed, returned proxies in accordance with the instructions contained in the proxy. If a signed, returned proxy does not give instructions as to how it should be voted on a particular proposal, the shares represented by the proxy will be voted for the proposal. If sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

     Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it before the meeting or at the meeting before it is voted. A stockholder may revoke a proxy by delivering to Macrovision a written statement that the proxy is revoked, by signing a later proxy and presenting it at the meeting, or by attending the meeting and voting in person. Attendance at the meeting by itself, however, does not revoke a proxy. Stockholders whose shares are held of record by a broker, bank or other nominee must bring to the meeting a letter from the nominee confirming that the stockholder is the beneficial owner of the shares before the stockholder may vote at the meeting.

     Macrovision will pay the expenses of soliciting proxies for the meeting. Following the original mailing of the soliciting materials, Macrovision will request that brokers, custodians, nominees and other record holders forward copies of the soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, Macrovision, upon the request of the record holders, will reimburse the record holders for their reasonable expenses. Macrovision may supplement the original solicitation of proxies by telephone or personal solicitation by its directors, officers and employees.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees

     The board consists of six directors, all of whom are to be elected at the meeting. Each director will be elected to hold office until the next annual meeting and until a successor is elected and qualified. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Macrovision is not aware of any nominee who will be unable to or for good cause will not serve as a director. The names of the nominees and certain information about them are set forth below, under the heading "Directors and Executive Officers".

     MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors and Executive Officers

     The following table and biographical summaries give information as to each person nominated for election as a director and as to each of Macrovision's executive officers:

Directors

                             Director
Name                   Age     Since    Position
----                   ---     ----     ------
John O. Ryan           53      1987     Chairman of the Board of Directors,
                                          Chief Executive Officer, and Secretary

William A. Krepick     53      1995     President, Chief Operating Officer
                                          and Director

Richard S. Matuszak    55      1992     Vice President, Special Interest
                                          Copy Protection and Director

Donna S. Birks         43      1997     Director

William Stirlen        60      1997     Director

Thomas Wertheimer      60      1997     Director

     Mr. Ryan is a co-founder of Macrovision and an inventor of its core copy protection and video scrambling technologies. He has served as Chairman of the Board of Directors and Secretary since June 1991 and Chief Executive Officer since 1995. He has been a director since June 1987 and served as Vice-Chairman of the Board of Directors from 1987 until June 1991. He also served as General Partner of the partnership predecessor of Macrovision from 1985 to 1987 and as President and Secretary of Macrovision's corporate predecessor from 1983 to 1985. Prior to founding Macrovision, Mr. Ryan was Director of Research and Development of Ampex Corporation's broadcast camera group. Mr. Ryan holds over 45 U.S. patents in the fields of video copy protection, video scrambling and television camera technology and is the author of several other pending applications. Mr. Ryan took undergraduate courses in Physics and Math at the University of Galway in Ireland and received a Full Technological Certificate in Telecommunications from the City and Guilds Institute of London.

     Mr. Krepick has served as a director since November 1995 and as President and Chief Operating Officer since July 1995. He has been with Macrovision since November 1988, and served as Vice President, Sales and Marketing until June 1992 and Senior Vice President, Theatrical Copy Protection from July 1992 to June 1995. Prior to joining Macrovision, Mr. Krepick held several executive marketing management positions over a ten-year period with ROLM Corporation, a telecommunications equipment manufacturing company. He holds a B.S. degree in Mechanical Engineering from Rensselear Polytechnic Institute and an M.B.A. from Stanford University.

     Mr. Matuszak has served as Vice President, Special Interest Copy Protection since June 1992, and as a director since May 1992. He joined Macrovision in August 1985 and held various sales and marketing positions from August 1985 to June 1992. From June 1984 to August 1985, Mr. Matuszak was a Sales Manager for the Broadcast Products Division of Hitachi Corporation. He holds an Associate degree in Applied Technologies and Electronics from DeVry Institute of Technology.

     Ms. Birks has served as a director since May 1997. Since December 1997, she has served as Executive Vice President and Chief Financial Officer at California Microwave, Inc., a satellite and wireless telecommunications company, and from August 1994 to June 1997, she served as Vice President, Finance and Administration and Chief Financial Officer at ComStream. She has also held senior management positions at Macrovision, GTE Spacenet and Contel ASC. Ms. Birks holds a B.A. degree in Business Administration from George Mason University and an M.S. degree in Finance from American University. She is a certified public accountant.

     Mr. Stirlen has served as a director since May 1997. Under a consulting arrangement, he held various executive offices with Open Text Corporation, an intranet software company headquartered in Waterloo, Ontario, from June 1996, serving as Chief Financial Officer until October 1997 and as Executive Vice President of Corporate Development from October 1997 through October 1998. Mr. Stirlen has been a consultant to technology companies from February 1994 to the present. From March 1993 to February 1994, he served as Chief Financial Officer of Supercuts Inc. He has also held senior management positions at Computer Consoles Inc. and Trimble Navigation Ltd. Mr. Stirlen holds a B.A. degree from Yale University and an M.B.A. in Finance from Northwestern University.

     Mr. Wertheimer has served as a director since July 1997. He served as Executive Vice President and Chairman of the Home Video and Television Groups of MCA, Inc. from 1992 to January 1996. From January 1996 to the present, Mr. Wertheimer has served as a consultant to Universal Studios and USA, Inc. He is a board member of 4MC Corp. and of the Columbia Law School Board of Visitors. He also serves as President of the KCRW Foundation. Mr. Wertheimer holds a B.A. degree from Princeton University and an L.L.B. from Columbia University School of Law.


Other Officers

     Name                   Age    Position
     ----                   ---    ------
     Victor A. Viegas       42     Vice President, Finance and Administration
                                     and Chief Financial Officer

     Mark S. Belinsky       42     Sr. Vice President, New Business Development

     Patrice J. Capitant    50     Vice President, Engineering

     Brian R. Dunn          42     Vice President, Computer Software Copy
                                     Protection

     Whit T. Jackson        38     Vice President, Encryption Technologies Group

     Carl Jorgensen         43     Vice President, Operations

     Mr. Viegas has served as Vice President, Finance and Administration and Chief Financial Officer of Macrovision since June 1996. From October 1986 to June 1996, he served as Vice President of Finance and Chief Financial Officer at Balco Incorporated, a manufacturer of advanced automotive service equipment, and, since May 1991, a subsidiary or division of Snap-On Tools. He holds a B.S. degree in Accounting and an M.B.A. from Santa Clara University. Mr. Viegas is also a certified public accountant.

     Mr. Belinsky has served as Senior Vice President, New Business Development since December 1998, Senior Vice President, Worldwide Theatrical and Pay-Per-View Copy Protection from October 1997 to December 1998, and Vice President, Theatrical and Pay-Per-View Copy Protection from October 1995 to October 1997. Between June and September 1995, he was Chief Operating Officer of the McKinley Group, Inc., an Internet directory services company. From May 1993 to June 1995, Mr. Belinsky was Vice President and General Manager of the Electronic Marketplace Systems Division of International Data Group, a developer of online shopping malls for personal computer and software products. He was an independent consultant between February and May 1993, and, from October 1988 to January 1993, he was Vice President and General Manager of the Interop Company, a division of Ziff-Davis Publishing Company. He holds a B.A. degree in Business Administration from Wayne State University and an M.B.A. from Harvard Business School.

     Dr. Capitant has served as Vice President, Engineering since October 1996. He joined Macrovision in October 1995 as Director of Engineering. He served as Manager of Video Engineering at Radius, Inc., a computer equipment manufacturer, from December 1994 to September 1995. Dr. Capitant held engineering positions at

Compression Labs, Inc., a telecommunications equipment manufacturer, from September 1993 to December 1994 and Sony Corporation of America, Advanced Video Technology Center, from September 1989 to September 1993. He completed his undergraduate and post-graduate work in engineering and automatic control at Institut Industrial du Nord, Lille, France and University of Lille. He holds a Ph.D. degree in Electrical Engineering from Stanford University.

     Mr. Dunn has served as Vice President, Computer Software Copy Protection since April 1998, and was Vice President, Business Development from January 1995 to December 1998. From January 1989 to December 1994, he served as Vice President, Operations, Corporate Counsel and Chief Financial Officer of Phase 2 Automation, a factory automation company. Mr. Dunn holds a B.A. degree in Accounting from the University of Notre Dame and a J.D. degree from Santa Clara University School of Law. He is a certified public accountant and a member of the California bar.

     Mr. Jackson has served as Vice President, Encryption Technologies Group since September 1992. He joined Macrovision in August 1990 as Sales Manager for Macrovision's line of encryption products. From January 1989 to August 1990, Mr. Jackson managed the satellite service business for the Galaxy/Westar satellite fleet of Hughes Communications, Inc., a satellite communications company. He holds a B.A. degree in International Relations from Northwestern University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

     Mr. Jorgensen joined Macrovision in July 1990 to head up the Manufacturing Department. He currently serves as Vice President, Operations responsible for the Manufacturing, IS and Facilities departments. Mr. Jorgensen has over 20 years experience in the commercial and consumer electronics industry. Immediately prior to joining Macrovision, he was the Manufacturing/Engineering Manager at Digital F/X, Inc. He has held various management positions in the manufacturing/engineering field at companies such as Gould Electronics, Inc., Atlas Electronics (where he set up their facility in Malaysia), Ampex Corporation and Underwriters Laboratories. Mr. Jorgensen received a B.S. degree with honors in Electronics from San Jose State University in 1979 and has taken numerous post graduate courses in computer electronics.

Board Committees and Meetings

     During 1998, the board of directors met six times. Each board member attended at least 75% of the board meeting that were held during the time he or she served as a member of the board and 75% of all meetings of the committees of the board of directors on which he or she served.

     Standing committees of the board of directors include the compensation committee and the audit committee. There is no nominating committee.

     The compensation committee was established in 1997. The members of the compensation committee are Donna S. Birks, William Stirlen and Thomas Wertheimer, none of whom are employees of Macrovision. The compensation committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The compensation committee met five times in 1998.

     The members of the audit committee are Donna S. Birks, William Stirlen and Thomas Wertheimer. The audit committee meets with the independent auditors to review the adequacy of Macrovision's internal control systems and financial reporting procedures; reviews the general scope of the annual audit and the fees charged by the independent auditors; reviews and monitors the performance of non-audit services by the auditors; reviews the fairness of any proposed transaction between any officer, director or other affiliate of Macrovision and Macrovision, and after such review, makes recommendations to the full board; and performs such further functions as may be required by any market upon which Macrovision's common stock may be listed. The audit committee met five times during 1998.

Director Compensation

     Mr. Matuszak receives a fee of $1,000 for each board meeting he attends. Each of the non-employee directors receives a fee of $1,000 for each board meeting and $750 for each compensation and audit committee meeting he or she attends. No other member of the board of directors currently receives a fee for attending board or committee meetings. The following non-employee directors also were granted options to purchase common stock pursuant to the 1996 Directors Stock Option Plan during 1998:

     Name                                       Number of Shares  Exercise Price
     ----                                       ----------------  --------------
     Donna Birks .........................           3,000            $20.00
     William Stirlen .....................           3,000            $20.00
     Thomas Wertheimer ...................           3,000            $25.13

                                   PROPOSAL 2:

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The board of directors has selected KPMG LLP as Macrovision's independent auditors for 1999. KPMG LLP was first appointed independent auditors of Macrovision in November 1995. Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of KPMG LLP as Macrovision's independent auditors is not required. However, the board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the board will reconsider whether to retain that firm. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board determines that such a change would be in the best interests of Macrovision and its stockholders.

     MANAGMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the common stock as of March 22, 1999 by (a) each person known to Macrovision to be the owner of more than 5% of the common stock, (b) each director and nominee (c) each executive officer, and (d) all directors and executive officers as a group. As of March 22, 1999, 8,925,229 shares of common stock were issued and outstanding. Unless otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options that are exercisable at or within 60 days of March 22, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

                                                                         Number of Shares
                                                                          of Common Stock          Percent of
Name and Address or Identity of Group                                   Beneficially Owned     Beneficial Ownership
-------------------------------------                                   ------------------     --------------------
Victor Company of Japan, Limited (1) .................................      1,587,988                 17.8%
12, 3-chome, Moriya-cho, Karagawa-ku
Yokohama 221, Japan
Kopp Investment Advisors(2) ..........................................        668,300                  7.5%
7701 France Avenue South, Suite 500
Edina, MN 55435
John O. Ryan (3) .....................................................        583,006                  6.5%
1341 Orleans Drive
Sunnyvale, CA 94089
TCW Group (4) ........................................................        454,400                  5.1%
865 South Figueroa Street
Los Angeles, CA 90017

                                                                         Number of Shares
                                                                          of Common Stock          Percent of
Name and Address or Identity of Group                                   Beneficially Owned     Beneficial Ownership
-------------------------------------                                   ------------------     --------------------
Nicholos-Applegate Capital Mgmt.(5) ..................................        450,300                  5.0%
600 West Broadway, 29th Floor
San Diego, CA 92101
William A. Krepick (6) ...............................................        125,635                  1.4%
Richard S. Matuszak (7) ..............................................         68,117                  *
Victor A. Viegas (8) .................................................         61,135                  *
Whit T. Jackson (9) ..................................................         46,916                  *
Carl S. Jorgensen (10) ...............................................         18,680                  *
Brian R. Dunn (11) ...................................................         14,690                  *
Patrice J. Capitant (12) .............................................          9,433                  *
William Stirlen (13) .................................................          5,509                  *
Donna S. Birks (14) ..................................................          5,250                  *
Mark S. Belinsky .....................................................          3,230                  *
Thomas Wertheimer (15) ...............................................          2,749                  *
All executive officers and directors as a group (12 persons) (16) ....        944,350                 10.4%

----------

*    Represents less than 1%.

(1) These shares are held of record by Pacific Media, an indirect, wholly owned subsidiary of JVC .

(2) According to a Schedule 13G filed with the SEC on January 26, 1999, these shares are held of record by Kopp Investment Advisors, Inc., a Minnesota corporation and by Kopp Holding Company, a Minnesota corporation, of which Kopp Investment Advisors, Inc. is a wholly-owned subsidiary; and by an individual, LeRoy C. Kopp, who holds 100% of the outstanding capital stock of Kopp Holding Company.

(3) Includes 443,555 shares held of record by a trust of which Mr. Ryan and his wife are the trustees, 100,289 shares held of record by Mr. Ryan, 16,330 shares held of record by Mr. Ryan as custodian for various family members; 11,666 shares held of record by Mr. Ryan's son and 11,166 shares held of record by Mr. Ryan's daughter.

(4) According to a Schedule 13G filed with the SEC on February 12, 1999, these shares are held of record by The TCW Group Inc., a Nevada corporation and by an individual, Robert Day, who may be deemed to control The TCW Group Inc. and other holders of Macrovision's common stock.

(5) According to a Schedule 13G filed with the SEC on February 5, 1999, these shares are held of record by Nicholas-Applegate Capital Mgmt., a California limited partnership.

(6) Includes 45,034 shares subject to options exercisable as of March 22, 1999 or within 60 days thereafter.

(7) Represents 14,835 shares held of record by Mr. Matuszak, 15,766 shares held of record jointly with his wife and 37,516 shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(8) Includes 12,725 shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(9) Includes 30,916 shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(10) Represents shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(11) Includes 13,190 shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(12) Includes 8,377 shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(13) Includes 4,509 shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(14) Represents 2,000 shares held of record by Thomas E. and Donna S. Birks Trust dated August 26, 1992 and 3,250 shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(15) Represents shares subject to stock options exercisable as of March 22, 1999 or within 60 days thereafter.

(16) Includes the shares referenced in footnotes (3) and (6) through (15).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the directors and executive officers, and persons who own more than 10% of a registered class of Macrovision's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10% stockholders are required by regulation to furnish Macrovision with copies of all Section 16(a) forms they file.

     To the knowledge of Macrovision, based solely on a review of the copies of such forms furnished to Macrovision and written representations that no other reports were required, Macrovision believes that all Section 16(a) filing requirements were complied with during 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1998, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Macrovision was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Macrovision's common stock had or will have a direct or indirect material interest other than
(a) compensation agreements, which are described, where required, elsewhere in this proxy statement, and (b) the transactions described below.


Transactions with Pacific Media  Development,  Inc. and Victor Company of Japan,
     Limited, and Matsushita Electric Industrial Co., Ltd.

     The following transactions involve Victor Company of Japan, Limited ("JVC") and entities that are owned by JVC and Matsushita Electric Industrial Co., Ltd. ("Matsushita") which owns approximately 52% of JVC. Through a wholly-owned subsidiary, JVC owns 100% of Pacific Media Development, Inc. ("Pacific Media"). JVC is a beneficial owner of the shares of Macrovision's common stock that are held of record by Pacific Media and represent more than 5% of the common stock.

     Under the terms of the purchase agreement entered into in 1991 when Pacific Media acquired its interest in Macrovision, Macrovision may not divide or assign any rights to its patents that were existing or pending in June 1991, without the prior written consent of Pacific Media, which consent may not be unreasonably withheld.

     Macrovision and JVC are parties to a Technology Application Agreement dated November 29, 1988 (the "Application Agreement"), a Duplicator Agreement dated June 1, 1988 (the "Duplicator Agreement") and an Agreement dated July 15, 1994 (the "Video Agreement"). Pursuant to the Application Agreement, JVC has applied Macrovision's copy protection process to prerecorded videocassettes manufactured and distributed in Japan by JVC. Pursuant to the Duplicator Agreement, JVC has applied Macrovision's copy protection process to prerecorded videocassettes manufactured and distributed in Japan by certain of Macrovision's licensees. Pursuant to the Video Agreement, JVC developed a prototype of equipment to apply a copy protection process to prerecorded videocassettes, and granted Macrovision exclusive rights to purchase such equipment from JVC for resale and to sublicense the copy protection technology for use with the equipment. In 1998, Macrovision recorded revenue from JVC of approximately $211,000 and recorded expenses payable to JVC of approximately $36,000 under these agreements.

     In connection with a license agreement dated September 26, 1995 between Macrovision, Victor Technobrain Co., Ltd. ("Techno"), a wholly owned subsidiary of JVC, and an unrelated party, Macrovision has paid Techno a development fee of $50,000 which has been recorded as an offset to the revenue recognized from the unrelated party. Macrovision paid an additional $50,000 to Techno in 1997 upon receipt of the final license payment from the unrelated party. The license granted to Techno is for the development and manufacture of products using Macrovision's copy protection and PhaseKrypt technologies.

     Macrovision's Japanese subsidiary and Techno are parties to a Technical Consulting Agreement dated as of July 1, 1996 (the "Consulting Agreement"), pursuant to which Techno agreed to provide technical consulting services as assigned by certain officers of Macrovision or Macrovision Japan in connection with technical support to licensed duplicators, rights owners and system operators, set-top decoder manufacturers and semiconductor companies that provide integrated circuits for set-top decoders in certain Asian countries. The Consulting Agreement provides for Macrovision Japan to pay a consulting fee of approximately $85 per hour, subject to a minimum consulting fee of approximately $1,700 per quarter, and to reimburse Techno for its expenses in performing services under the Consulting Agreement. In 1998 , Macrovision paid to Techno approximately $6,100 in consulting fees. (Amounts paid and payable under the Consulting Agreement are denominated in yen, and the dollar equivalents stated above are based on then current exchange rates.)

     In July 1996, Macrovision entered into a Copy Protection Technology License Agreement with Matsushita. In June 1997, Macrovision entered into a Copy Protection Technology License Agreement with Daiichikosho Co. Ltd and Matsushita. Also in June 1997, Macrovision entered into a Copy Protection Technology License Agreement with JVC. These agreements authorize the licensee to include integrated circuits incorporating Macrovision's copy protection technology in digital set-top decoders it manufactures. Each licensee paid to Macrovision an initial fee of $50,000 and pays a standard per unit royalty for each set top decoder manufactured. Under the agreement with Daiichikosho and Matsushita, Matsushita paid the initial fee and Daiichikosho is obligated to pay the per unit royalty. In 1998, Macrovision received approximately $128,000 under these agreements.

     In November 1996, Macrovision entered into a Digital Versatile Disc Player/Digital Video Cassette Recorder License Agreement for Anticopy Technology with Matsushita. In February 1997, Macrovision and JVC entered into a Digital Versatile Disc Player/Digital Video Cassette Recorder License Agreement for Anticopy Technology. These agreements authorize the licensee to include integrated circuits incorporating Macrovision's copy protection technology in DVD players and digital VCRs that it manufactures. This provides a royalty-free, non-exclusive and non-transferable license in the technology licensed from Macrovision, for which the licensee must make the VCRs or television sets that it manufactures compatible with Macrovision's copy protection technology.

     In January 1997, Macrovision and JVC entered into a Copy Protection Technology Agreement (the "Technology Agreement"), pursuant to which Macrovision agreed to license its copy protection technologies to JVC for use in territories in which Macrovision has issued patents, on terms and conditions comparable to those provided under agreements between Macrovision and parties situated similarly to JVC. Additionally, Macrovision agreed to continue to make its copy protection technologies generally available for license to third parties on terms commercially reasonable to Macrovision in the venues and for the purposes that Macrovision currently license such technologies. The Technology Agreement gives JVC the right to sublicense Macrovision's copy protection technologies to certain third parties on terms and conditions comparable to those provided in similar agreements previously entered into by Macrovision, with 95% of the royalties from such sublicenses payable to Macrovision or its successor, in the event that a party other than JVC acquires a majority interest in Macrovision or acquires its copy protection business or patents, and following such acquisition Macrovision or its successor refuses to continue to license Macrovision's copy protection technologies on a nondiscriminatory basis to its current customers and similarly situated parties.

     In May 1997, Macrovision entered into a Replicator Agreement with JVC Disc America Company, a wholly owned subsidiary of JVC America which is wholly owned by JVC. This agreement gives authority to JVC Disc America to replicate discs containing titles for which copy protection trigger bits have been applied. Macrovision pays JVC Disc America a service fee to defray certain costs incurred by it under this agreement. In 1998, Macrovision paid no such service fees.

     In  December   1997,   Macrovision   entered  into  a  Component   Supplier
Non-Assertion and Technical Services Agreement with Matsushita. Under this agreement, Macrovision agreed not to assert against Matsushita the apparatus claims for the technology that Matsushita incorporates into devices that it manufactures and distributes to authorized suppliers of electronic video products. Under this agreement, Matsushita has paid Macrovision an initial fee of $15,000 and is obligated to pay an additional $5,000 for implementation of the apparatus into each different device.

     In May 1998, Macrovision entered into an Authoring and Replicator Agreement with Matsushita. This agreement authorizes Matsushita to set the trigger bits on a master digital linear tape or master digital disc to "on" such that the copy protection is activated and to replicate discs containing titles for which copy protection trigger bits have been applied. Macrovision pays Matsushita a service fee to defray certain costs incurred by it under this agreement. For 1998, Macrovision paid no service fees under this contract.

     In May 1998, Macrovision entered into a DVD Copy Protection Technology Application Agreement with Matsushita. The agreement allows Matsushita to have Macrovision's copy protection technology applied to discs containing material for which Matsushita is the title holder. Matsushita agreed to pay a replication fee for the copy protected discs on a per unit basis inclusive of a minimum annual number. In 1998, Macrovision recorded no revenue pursuant to this contract.

     In October 1998, Macrovision entered into a Copy Protection Technology Application and Duplicator Agreement with JVC and a third party duplicator by which JVC agrees to pay all fees to Macrovision on behalf of the duplicator. JVC is required to pay Macrovision a $2,000 non-refundable minimum payment every six months and also application fees on a per unit basis over the minimum amount. In 1998, JVC paid Macrovision $2,000 under this agreement.

Capitalization and Spinoff of Command Audio Corporation ("CAC")

     CAC was incorporated in October 1995 as a wholly-owned subsidiary of Macrovision. As of January 1, 1998, Macrovision held 19.8% of the voting stock of CAC. CAC also granted to Macrovision a right of first refusal to purchase additional CAC stock to maintain its 19.8% ownership if and when CAC offers additional stock, subject to certain exceptions. In 1998, Macrovision invested $500,000 in CAC in connection with a round of external third-party financing obtained by CAC. This investment by Macrovision was less than 19.8% of the total investment financing made and thus reduced Macrovision's previous 19.8% ownership of CAC to 11.9%. In 1998, CAC paid in full the note due Macrovision for reimbursable expenses including accrued interest in the amount of $310,000. John O. Ryan, Chairman of the Board and Chief Executive Officer of Macrovision, is a director of CAC.

     In 1996, Macrovision and CAC entered into a Technology Transfer and Royalty Agreement, as amended. Under this agreement, Macrovision assigned to CAC all rights in certain technology and released its reversion rights in technology that Macrovision had previously assigned to CAC. In consideration of such assignment and release, CAC agreed to pay to Macrovision royalties equal to 2.0% of CAC's gross revenues (as defined in the agreement) for 12 years, beginning when CAC has operating revenues from certain sources or, at the election of Macrovision, at any time prior thereto.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation for 1998, 1997 and 1996 awarded to, earned by, or paid for services rendered to Macrovision in all capacities by Macrovision's chief executive officer and Macrovision's four other executive officers who were most highly compensated during 1998 (together, the "Named Officers").

                           Summary Compensation Table

                                                                                      Long-Term
                                                                                     Compensation
                                                                                     ------------
                                                          Annual Compensation         Securities
                                                      ---------------------------     Underlying        Other
Name and Principal Position                           Year     Salary    Bonus(1)     Options(2)   Compensation(3)
---------------------------                           ----     ------    --------     ----------   ---------------
John O. Ryan ......................................   1998    $225,000    $69,041           --         $9,984
   Chairman, Chief Executive                          1997     204,801     52,603           --          5,543
   Officer and Secretary                              1996     200,000     49,449           --          4,886

William A. Krepick ................................   1998    $225,000    $88,161       20,000        $17,684
   President and Chief Operating Officer              1997     204,801     54,303       33,400          8,372
                                                      1996     200,000     49,268           --          6,002

Victor A. Viegas ..................................   1998    $148,644    $53,389        9,682         $5,270
   Vice President, Finance and Administration         1997     140,158     38,703       22,222          3,142
   and Chief Financial Officer(4)                     1996      70,313     17,321           --             --

Brian R. Dunn .....................................   1998    $144,943    $47,327        9,818         $8,242
   Vice President, Computer Software Copy             1997     137,455     18,503           --          5,763
   Protection                                         1996     131,204     16,605           --          5,321

Mark S. Belinsky ..................................   1998    $140,825    $55,179           --         $3,510
   Sr. Vice President, New Business                   1997     137,507     36,803       18,000          3,382
   Development                                        1996     127,026     31,292        8,333          2,189

----------

(1) Represents bonuses pursuant to the Executive Incentive Plan earned for services rendered in each year indicated although paid in a subsequent year.

(2) Represents number of shares of Common Stock subject to options granted in each year indicated.

(3) Includes for each Named Officer some or all of the following: (i) company contributions to the 401(k) Plan, (ii) taxable compensation for value of life insurance coverage over $50,000, (iii) buy-back of accrued vacation over allowable annual maximum, (iv) taxable health club membership incentive reimbursement, (v) cash holiday gift of $200 given to all employees, and (vi) travel incentives in the form of a reimbursement for one-third of the difference between business class and coach class air travel up to a maximum of $1,000 for each business trip traveled in coach class.

(4) Victor A. Viegas joined Macrovision in June 1996 as Vice President, Finance and Administration and Chief Financial Officer.

     The following table sets forth information regarding option grants pursuant to Macrovision's 1996 Equity Incentive Plan during 1998 to each of the Named Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                              Options Grants in Last Fiscal Year
                                                     (Individual Grants)

                                                                                                            Potential Realizable
                                                           Percent of                                         Value at Assumed
                                       Number of             Total                                         Annual Rates of Stock
                                         Shares             Options                                        Price Appreciation for
                                       Underlying          Granted to                                           Option Term(2)
                                        Options            Employees   Exercise Price  Expiration         ------------------------
Name                                   Granted(1)           in 1998       Per Share       Date               5%              10%
----                                    -------             -------       ---------     -------           -------          -------
John O. Ryan ...................             --                --              --             --               --               --

William A. Krepick .............          5,851               3.0%         $27.75       10/22/08         $123,555         $292,914
                                         14,149               7.2%         $27.75       10/22/08          298,782          708,331

Victor A. Viegas ...............          2,947               1.5%         $15.00       02/12/08          $27,200          $69,496
                                          6,735               3.4%         $15.00       02/12/08           62,163          158,824

Brian R. Dunn ..................          9,818               5.0%         $15.00       02/12/08          $90,618         $231,527

Mark S. Belinsky ...............             --                --              --             --               --               --

----------

(1) Options granted under the 1996 Equity Incentive Plan in 1998 were incentive stock options or nonstatutory stock options that were granted at fair market value and that vest annually over a three-year vesting period.
     Options expire ten years from the date of grant, subject to earlier termination upon termination of the optionee's employment.

(2) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent Macrovision's estimate or projection of future common stock prices.

     The following table sets forth the number of shares acquired by each Named Officer upon the exercise of stock options during 1998 and the number of shares covered by both exercisable and unexercisable stock options held by each Named Officer at December 31, 1998. Also reported are values of "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and $42.25 per share, which was the closing price of the common stock on the Nasdaq National Market on December 31, 1998.

               Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                              Number of Securities          Value of Unexercised
                                                             Underlying Unexercised         In-the-Money Options
                                   Shares                  Options at Fiscal Year-End        at Fiscal Year-End
                                 Acquired on     Value     --------------------------    ----------------------------
Name                              Exercise     Realized    Exercisable  Unexercisable    Exercisable    Unexercisable
----                             -----------   --------    -----------  -------------    -----------    -------------
John Ryan ....................         --            --           --            --               --             --

William A. Krepick ...........     30,000      $440,250       79,084        47,833       $3,075,480     $1,129,368

Victor A. Viegas .............         --            --        3,704        28,200         $124,566       $886,595

Brian R. Dunn ................     11,500      $347,200       14,054         9,818         $555,836       $267,541

Mark S. Belinsky .............     16,666      $368,177        3,000        19,166          $83,250       $581,015

Employment Agreement

     Macrovision entered into an employment agreement with Mr. Viegas in June 1996, in connection with Mr. Viegas' employment as Vice President, Finance and Administration and Chief Financial Officer. The employment agreement may be terminated by Macrovision or by Mr. Viegas at any time for any reason. Pursuant to the employment agreement, Macrovision sold to Mr. Viegas 58,333 shares of common stock at a price of $2.70 per share. Mr. Viegas purchased the shares with a full recourse promissory note secured by the shares. Interest is charged at the rate of 6.58% per year. The loan is due on June 7, 2001 or earlier on termination of Mr. Viegas' employment with Macrovision. The largest amount of indebtedness outstanding under the note during 1998 was $135,627.01 including accrued interest. Macrovision has the right to repurchase unvested shares at the original sale price in the event that Mr. Viegas ceases to be an employee of Macrovision. The repurchase right has lapsed as to 50% of the shares and will lapse as to the balance in June 1999. Immediately following Macrovision's initial public offering and pursuant to the terms of the employment agreement, Macrovision also granted to Mr. Viegas an option to acquire an additional 22,222 shares of common stock at the fair market value of such shares on the grant date. These options vest and become exercisable over a three-year period. If Macrovision terminates Mr. Viegas' employment without cause, all of his unvested shares and stock options will have the benefit of one additional year of vesting and Mr. Viegas will be entitled to severance benefits under Macrovision's severance pay plan. If Macrovision terminates Mr. Viegas' employment without cause or if Mr. Viegas terminates his employment for good reason within either three months before or twelve months after a change in control, all of his unvested shares and stock options will immediately vest.

                              STOCKHOLDER PROPOSALS

     Macrovision must receive proposals of stockholders that are intended to be presented at the 2000 annual meeting of stockholders by no later than December 14, 1999, in order to be included in the proxy statement and proxy relating to the 2000 annual meeting.

                                 OTHER BUSINESS

     The board of directors does not intend to bring any other business before the meeting and, to the knowledge of the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.



                                              By Order Of The Board Of Directors

                                              /s/ John O. Ryan

                                              John O. Ryan
                                              Secretary


Dated: April 12, 1999
       Sunnyvale, California

Directions to Wyndham Garden Hotel

1300 Chesapeake Terrace
Phone: 408-747-0999
Fax: 408-745-0759


FROM SAN JOSE AIRPORT:

Take US 101 North to Lawrence Expressway exit. Take Lawrence Expressway North to Baylands Park. Turn left on Baylands Park, then immediately take another left onto Chesapeake Terrace (in the Caribbean Corporate Center). The hotel is at the end of the cul de sac. (Travel time about 25 minutes)


FROM SAN FRANCISCO AIRPORT:

Take US 101 South to Lawrence Expressway exit. Merge onto 237 staying in the right hand lane. Take Lawrence Expressway North to Baylands Park. Turn left on Baylands Park, then immediately take another left onto Chesapeake Terrace (in the Caribbean Corporate Center). The hotel is at the end of the cul de sac. (Travel time about 35-40 minutes)SKU 1635-PS-99

                                   [GRAPHIC]
                                      MAP

                                      PROXY

                             MACROVISION CORPORATION

                               1341 Orleans Drive
                           Sunnyvale California 94089

     John O. Ryan, William A. Krepick, Victor A. Viegas or any of them (each the "Proxy"), each with the power of substitution, are hereby authorized to represent and vote all shares of common stock of Macrovision Corporation held of record on March 22, 1999 by the undersigned as designated below, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders to be held on May 18, 1999, or any adjournment thereof.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
-----------                                                          -----------

     Please mark
|X|  votes as in
     this example.

This Proxy is solicited on behalf of the Board of Directors of MACROVISION CORPORATION. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1.   Election of Directors,

     Nominees: John O. Ryan, William A. Krepick, Richard S. Matuszak, Donna S. Birks, William Stirlen and Thomas Wertheimer

       FOR                             WITHHELD
       ALL    |_|                 |_|  FROM ALL
     NOMINEES                          NOMINEES

|_|
   ----------------------------------------------------------

(INSTRUCTION: To withhold authority to vote for any individual nominee please write that nominee's name on the line above.)

2.   To ratify the  appointment  of KPMG       FOR    AGAINST     ABSTAIN
     LLP as  auditors  of the  Company's
     financial statements for the fiscal       |_|      |_|         |_|
     year ending December 31, 1999.

3. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  |_|

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Please sign exactly as your name appears on the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: __________________________________________________ Date: ____________


Signature: __________________________________________________ Date: ____________